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                                  EXHIBIT 5.01





                               February 7, 1997


Access Health, Inc.
11020 White Rock Road
Rancho Cordova, CA  95670

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     At your request we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about February 7, 1997 (the "Registration Statement") in connection with the
                       ----------------------
registration under the Securities Act of 1933, as amended, of up to 172,000 shares of your Common Stock (the "Shares"), all of which are issued, outstanding
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and held by certain stockholders named in the Registration Statement.

     As your counsel, we have examined the proceedings taken by you in connection with the issuance of the Shares. It is our opinion that the Shares are legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation